UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2012

COCA-COLA ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34874	27-2197395
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2500 Windy Ridge Parkway, Atlanta, Georgia 30339
(Address of principal executive offices, including zip code)

(678) 260-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	. Submission of Matters to a Vote of Security Holders
The Company held its Annual Meeting of Shareholders on April 24, 2012.  The certified results of the matters voted upon at the meeting, which are more fully described in our proxy statement, are as follows:

(1)	Election of eleven (11) directors for terms expiring at the 2013 annual meeting of shareowners

DIRECTORS	FOR	WITHHELD	BROKER NON-VOTES
Jan Bennink	251,496,801	183,151	11,717,760
John F. Brock	245,656,590	6,023,362	11,717,760
Calvin Darden	251,490,605	189,347	11,717,760
L. Phillip Humann	249,062,975	2,616,977	11,717,760
Orrin H. Ingram II	250,686,592	993,360	11,717,760
Thomas H. Johnson	248,479,405	3,200,547	11,717,760
Suzanne B. Labarge	251,477,780	202,172	11,717,760
Véronique Morali	248,492,847	3,187,105	11,717,760
Garry Watts	251,508,792	171,160	11,717,760
Curtis R. Welling	250,664,038	1,015,914	11,717,760
Phoebe A. Wood	251,497,340	182,612	11,717,760

(2)	Non-binding advisory vote on the Company’s executive compensation program

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
245,434,429	6,024,450	221,073	11,717,760

(3)	Approval of the performance measures under the 2010 Incentive Award Plan (Amended Effective February 7, 2012) to preserve tax deductibility of certain awards under the plan

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
244,683,020	6,895,806	101,126	11,717,760

(4)	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountant firm for the fiscal year 2012

FOR	AGAINST	ABSTAIN
261,227,177	2,139,113	31,422

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA ENTERPRISES, INC.
(Registrant)
Date: April 25, 2012	By:	/s/ William T. Plybon
	Name:	William T. Plybon
	Title:	Vice President, Corporate Secretary and Deputy General Counsel

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